As filed with the Securities and Exchange Commission on May 31, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCHUFF INTERNATIONAL, INC.
(Exact name of Registrant as specified in charter)

DELAWARE	86-1033353

1841 W. Buchanan Street, Phoenix, Arizona 85009
(Address of Principal Executive Office) (Zip Code)

SCHUFF INTERNATIONAL, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of plan)

Scott A. Schuff
President and Chief Executive Officer
SCHUFF INTERNATIONAL, INC.
1841 W. Buchanan Street
Phoenix, Arizona 85009
(Name and address of agent for service)

(602) 252-7787
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate Offering	Registration
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Fee

Common Stock $0.001 par value	150,000	$2.72	$408,000	$37.54

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the amount of registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant’s Common Stock on May 28, 2002.

SIGNATURES
EXHIBIT INDEX
EX-4.4
EX-5
EX-23.1

         This Registration Statement also relates to the Form S-8 Registration Statement No. 333-82279, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 200,000 shares of common stock for issuance under the Schuff International, Inc. 1999 Employee Stock Purchase Plan. This Registration Statement reflects the amendment to the 1999 Employee Stock Purchase Plan increasing the number of shares authorized thereunder from 200,000 shares to 350,000 shares.

Item 3.     Incorporation of Certain Documents by Reference.

      The following documents have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

3.	Our Proxy Statement for the 2002 Annual Meeting of Stockholders, filed April 19, 2002.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.     Exhibits.

Exhibit
Number	Description	Page or Method of Filing

4.4	Schuff International, Inc. 1999 Employee Stock Purchase Plan, as amended	Filed herewith
5	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Ernst & Young LLP, Independent Auditors	Filed herewith
23.2	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 30th day of May, 2002.

SCHUFF INTERNATIONAL, INC., a Delaware corporation

By:	/s/ DAVID A. SCHUFF

David A. Schuff Its: Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ David A. Schuff David A. Schuff	Chairman of the Board of Directors	May 30, 2002

/s/ Scott A. Schuff Scott A. Schuff	President, Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2002

/s/ Michael R. Hill Michael R. Hill	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 30, 2002

/s/ Edward M. Carson Edward M. Carson	Director	May 30, 2002

/s/ Dennis DeConcini Dennis DeConcini	Director	May 30, 2002

/s/ H. Wilson Sundt H. Wilson Sundt	Director	May 30, 2002

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

4.4	Schuff International, Inc. 1999 Employee Stock Purchase Plan, as amended	Filed herewith

5	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Auditors	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5